Exhibit 23.2

FAX (403) 262-2790

1200, 530 – 8TH AVENUE S.W.	CALGARY, ALBERTA T2P 3S8	TELEPHONE (403) 262-2799
November 5, 2008
Trident Resources Corp.
1000, 444-7th Avenue S.W.
Calgary, Alberta T2P 0X8.
   Re: CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the use of the name of Ryder Scott Company, to references to Ryder Scott Company as independent petroleum engineers, to the incorporation by reference of the information relating to proved reserves, estimated future net cash flows, and present values contained in our report as of December 31, 2003, in this Registration Statement on Form S-1, including the prospectus included in this Form S-1, to be filed by Trident Resources Corp. with the Securities and Exchange Commission.
We further consent to the reference to our firm as experts in this Form S-1, including the prospectus included in this Form S-1.
Yours very truly
RYDER SCOTT COMPANY-CANADA

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